EXHIBIT 4.7
                                                             EXHIBIT 4.7



                           CHAMPION INTERNATIONAL CORPORATION
                                   One Champion Plaza
                              Stamford, Connecticut  06921


                                             February 2, 1994


               Loews Corporation
               667 Madison Avenue
               New York, New York  10021

               Gentlemen:

                         This letter confirms the terms upon which
               Champion International Corporation (the "Company") has agreed to register for sale by Loews Corporation (the "Shareholder") the 17,107,900 shares (the "Shares") of the Common Stock, par value $.50 per share, of the Company owned directly by the Shareholder.

                         1.  Shelf Registration.

                              (a)  The Company shall prepare and file
               with the Securities and Exchange Commission (the "SEC") a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), covering all the Shares. The Shelf Registration (as defined below) shall be on Form S-3 or another appropriate form permitting registration of the Shares for sale by the Shareholder. The Company shall use reasonable efforts (i) to cause the Shelf Registration to be declared effective under the Securities Act as promptly as reasonably practicable after the date of this Agreement and (ii) subject to paragraph 1(b), to keep the Shelf Registration continuously effective under the Securities Act until the date that is 24 months from the date upon which the Shelf Registration is declared effective or such shorter period ending when all the Shares covered by the Shelf Registration have been sold. For the purposes of this Agreement, (i) the term "Shelf Registration" shall mean the registration statement of the Company filed with the SEC that covers any of the Shares pursuant to the provisions of this Agreement, including the Prospectus (as defined below), amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement and (ii) the term "Prospectus" shall mean the prospectus included in the Shelf Registration, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Shelf Registration, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in the Prospectus.

                              (b)  The Company reserves the right at any
               time, from time to time, to require the Shareholder to discontinue its disposition of Shares pursuant to the Shelf Registration immediately upon receipt of written notice to such effect upon the happening of any event or circumstance of the kind described in clauses (ii) through (iv) of paragraph 2(a), subject to the provisions of this Agreement. If the Company suspends the Shareholder's ability to make dispositions under the Shelf Registration for a period of 30 days or more in the aggregate (the "Suspension Period"), and if at the end of the 24-month period referred to above the Shareholder retains any portion of the Shares and shall be unable, by reason of facts and circumstances existing as of the end of the 24-month period referred to above, to dispose of such Shares within a six-month period under Rule 144 promulgated under the Securities Act, then the Shareholder may request the Company to extend the effectiveness of the Shelf Registration, and upon receipt of such request the Company shall use reasonable efforts to extend the effectiveness of the Shelf Registration for an amount of time equal to the Suspension Period, subject to the other terms, conditions and limitations set forth in this Agreement. The Company shall not have any liability to the Shareholder or any other Person (as defined below) for suspending the Shareholder's ability to dispose of Shares under the Shelf Registration, including, without limitation, for losses due to changes in market conditions for the Shares, if the Company has complied with its obligations under this Agreement.

                              (c)  Upon the occurrence of an event or
               circumstance contemplated by clauses (ii) through (iv) of paragraph 2(a), the Company shall use all reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration or Prospectus, or any document incorporated therein by reference, or to file any other required documents or take any other required action, so that the Shelf Registration and the Prospectus shall be effective, shall comply with the requirements of the Securities Act and other applicable securities laws and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, so that the Shareholder may continue its disposition of Shares thereunder; provided that, notwithstanding the foregoing to the contrary, the Company shall not be obligated to take any action pursuant to this paragraph 1(c) if a valid corporate purpose (as determined by the Company in its sole judgment) would be served by refraining from taking any such action.

                              (d)  The Shareholder agrees that, upon
               receipt of written notice from the Company pursuant to paragraph 1(b), it shall immediately discontinue disposition of the Shares until advised in writing by the Company that offers or sales may be resumed or that the use of the Prospectus may be resumed, as the case may be.

                         2.  Registration Procedures.

                              (a)  In connection with the registration
               to permit the sale of the Shares, the Company shall notify the Shareholder promptly (but in any event within two business days) (i) when the Prospectus has been filed, and when the Shelf Registration or any post-effective amendment has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration or of any order preventing or suspending the use of any Prospectus or, if known by the Company, the initiation of any proceedings for that purpose, (iii) of any suspension of the qualification or exemption from qualification of the Shelf Registration or any of the Shares for offer or sale in any jurisdiction, or, if known by the Company, the contemplation, initiation or threatening of any proceeding for such purpose and (iv) of the existence of any event or circumstance (but with no obligation to disclose the nature thereof) as a result of which the Shelf Registration or the Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                              (b)  The Company shall use its reasonable
               efforts to register or qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Shareholder reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration is kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Shares, provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) register or qualify securities prior to the effective date of the Shelf Registration.

                              (c)  In the event the Shareholder, from
               time to time, notifies the Company that it proposes to sell some of or all of the Shares in an underwritten offering (an "Underwritten Offering") pursuant to which one or more underwriters (the "Underwriters") would purchase such Shares from the Shareholder for re-offering to the public, then the Company shall enter into a reasonable and customary underwriting agreement with the Underwriters (which agreement shall include indemnification and contribution provisions consistent with those contained in this Agreement) and shall take other reasonable and customary actions to expedite and facilitate the disposition of such Shares (provided that the Company shall not be obligated to undertake any obligations that are unduly burdensome to it), and in connection therewith the Company shall, among other reasonable and customary actions, (i) make such representations and warranties to, and covenants and agreements with the Shareholder and the Underwriters in form, substance and scope as are customarily made by an issuer in similar underwritten offerings, (ii) obtain opinions of counsel to the Company, and updates thereof, as shall be reasonably satisfactory to the Underwriters in form, substance and scope as are customarily provided in underwritten offerings, (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, which letters shall be in customary form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in similar underwritten offerings, (iv) permit the Underwriters and their counsel access, to the extent customarily provided by the Company, to the Company's officers, accountants, books, records and financial statements to conduct due diligence with respect to the Company and (v) deliver such customary documents and certificates as may be reasonably requested by the Underwriters.

                         3.  Registration Expenses.  All fees and
               expenses incurred by the Shareholder incident to the performance of or compliance with this Agreement, and all customary and reasonable out-of-pocket fees and expenses incurred by the Company directly related to its performance of or compliance with this Agreement (including, without limitation, all such fees and expenses directly related to any Underwritten Offering), shall be borne by the Shareholder whether or not the Shelf Registration becomes effective, including, without limitation:

                              (a)  all registration and filing fees
               (including, without limitation, (A) SEC registration fees, (B) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (C) fees and expenses for compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Shares));

                              (b)  printing expenses (including, without
               limitation, expenses of printing prospectuses and prospectus supplements and filing documents with the SEC through the EDGAR system, but excluding the expense of printing certificates for shares of Common Stock);

                              (c)  messenger and delivery expenses
               incurred by the Company in the performance of its obligation hereunder;

                              (d)  reasonable fees and disbursements of
               counsel for the Company and fees and disbursements of counsel for the Shareholder; and

                              (e)  reasonable fees and disbursements of
               all independent certified public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters and updates thereto required by or incident to such performance).

                         4.  Indemnification

                              (a)  Indemnification by the Company.  The
               Company shall indemnify and hold harmless the Shareholder, its officers, directors and agents and employees, each Person who controls the Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration, Prospectus or form of prospectus or in any amendments or supplements thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except for the information included in the second paragraph on the cover of the Prospectus, the sections of the Prospectus captioned "Selling Shareholder" and "Plan of Distribution" and any information hereafter furnished in writing by the Shareholder or reviewed and approved in writing by the Shareholder expressly for use in the Shelf Registration or the Prospectus. For the purposes of this Agreement, the term "Person" shall mean any individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                              (b)  Indemnification by the Shareholder.
               The Shareholder shall furnish to the Company in writing or review and approve in writing such information as the Company may be required to include in the Shelf Registration or Prospectus relating to the Shareholder, including without limitation the plan of distribution, and agrees to indemnify and hold harmless the Company and its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration, Prospectus or form of prospectus or in any amendments or supplements thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing or reviewed and approved in writing by the Shareholder to the Company expressly for use therein. The Shareholder hereby approves (i) the second paragraph on the cover of the Prospectus, which pertains to the distribution of the Shares, and (ii) the sections of the Prospectus captioned "Selling Shareholder" and "Plan of Distribution."

                              (c)  Conduct of Indemnification
               Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any Person entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall promptly notify the party or parties from which such indemnity is sought (the "indemnifying parties") in writing, provided that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying parties have been prejudiced materially by such failure. All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 20 business days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder).

                         The indemnifying party shall have the right,
               exercisable by giving written notice to an indemnified party, within 20 business days after receipt of written notice from such indemnified party of such action, claim or proceeding, to assume, at its expense, the defense of any such action, claim or proceeding, provided that an indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party has agreed to pay such fees and expenses; or (2) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnified party in any such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more material defenses available to such indemnified party that are in conflict with those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying parties), it being understood, however, that, the indemnifying parties shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified parties, unless in the judgment of counsel to one or more of such indemnified parties, a conflict of interest may exist between or among such indemnified parties with respect to such action, claim or proceeding. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, claim or proceeding, each indemnifying party jointly and severally agrees subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying parties shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such action, claim or proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indemnified party is a party thereto).

                              (d)  Contribution.  If the indemnification
               provided for in this paragraph 4 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this paragraph 4 would otherwise apply by its terms (other than by reason of exceptions provided in this paragraph 4), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied or approved in writing by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in paragraph 4(a) or (b) were available to such party.

                         The parties hereto agree that it would not be
               just and equitable if contribution pursuant to this paragraph 4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this paragraph 4(d), the Shareholder shall not be required to contribute any amount in excess of such holder's Maximum Contribution Amount. The Shareholder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such holder pursuant to the sale of the Shares pursuant to the Shelf Registration over (ii) the aggregate amount of damages that such holder has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                         5.  Miscellaneous

                              (a)  Amendments and Waivers.  The
               provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express written consent of the Company and the Shareholder.

                              (b)  Notices.  All notices and other
               communications provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile:

                                   (i)  if to the Company, at One
                    Champion Plaza, Stamford Connecticut, 06921, telecopy number (203) 358-2974, Attention:
                    Lawrence A. Fox, Vice President and Secretary, or at such other address, notice of which is given in accordance with the provisions of this paragraph 5(b); and


                                  (ii)  if to the Shareholder, at
                    667 Madison Avenue, New York, New York, 10021, telecopy number (212) 935-6801, Attention:
                    Corporate Secretary, or at such other address, notice of which is given in accordance with the provisions of this paragraph 5(b).

                         All such notices and communications shall be
               deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

                              (c)  Successors and Assigns.  The rights
               and obligations of the parties to this Agreement shall be binding on the parties hereto and their successors and permitted assigns, but such rights and obligations may not be assigned or delegated without the express written consent of the parties to this Agreement.

                              (d)  Counterparts.  This Agreement may be
               executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

                              (e)  Headings.  The headings in this
               Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                              (f)  Governing Law.  THIS AGREEMENT SHALL
               BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                              (g)  Entire Agreement.  This Agreement is
               intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                         If the foregoing accurately reflects the
               substance of our agreement, kindly so indicate by signing the enclosed copy of this letter and returning it to us.


                                         CHAMPION INTERNATIONAL CORPORATION




                                         By:______________________________
                                         Name:
                                         Title:


              Seen and agreed as of this 2nd day of February, 1994.


              LOEWS CORPORATION


              By:______________________________
              Name:
              Title: